SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
     1934


       Date of Report (Date of earliest event reported): January 22, 2001
                                                         ----------------

                              ALTREX INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 NEVADA               000-26183             91-1932068
         -----------------------     -----------            ----------
     (State or other jurisdiction    (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)

             157 SOUTH HOWARD STREET, 6TH FLOOR
                    SPOKANE, WASHINGTON                       99201
            ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (509) 626-8289
                                                           --------------

Item 4. Changes in Registrant's Certifying Accountant.

As a result of the reverse acquisition between the Company and The Internet CallCentre Pte Ltd. ("iCall"), a Singapore corporation, the Company's accountant, Merri Nickerson CPA, informed the Company that she no longer will be able to represent them in such capacity, and as such has resigned effective January 22, 2001. This is due solely to the fact that she is a one-person firm that lacks the capacity and expertise to represent a multi-national company. The Company's Board of Directors has approved the use of Deloitte & Touche, iCall's accountant, for the Company.

During the most recent two fiscal years and subsequent interim period preceding the date of this change, there were no disagreements with the Company's former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company's accountant's reports on each of the two past years did not contain any adverse opinions, or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

Please see the attached resignation letter from the Company's former accountant, Merri Nickerson, CPA, provided as an Exhibit to this 8-K/A filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Altrex Incorporated
                                         -------------------
                                         (Registrant)

         Date:  April 11, 2001           /s/ Christopher George
                                         ----------------------------
                                         Christopher George, President and
                                          Chairman of the Board